   As filed with the Securities and Exchange Commission on July 23, 1997
                                                   Registration No. ____________
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                      ----------------------------------

                                   Form S-8

                            Registration Statement
                                   Under the
                            Securities Act of 1933

                      ----------------------------------

                    COMPUTER NETWORK TECHNOLOGY CORPORATION
            (Exact Name of Registrant as Specified in Its Charter)

                    Minnesota                     41-1356476
            (State or Other Jurisdiction of    (I.R.S. Employer
            Incorporation or Organization)     Identification No.)

               605 North Highway 169
               ---------------------
               Minneapolis, Minnesota                   55441
       (Address of Principal Executive Offices)      (Zip Code)


                             1992 STOCK AWARD PLAN
                            (Full Title of the Plan)

                               Thomas G. Hudson
                     President and Chief Executive Officer
                    Computer Network Technology Corporation
                             605 North Highway 169
                         Minneapolis, Minnesota  55441
                    (Name and Address of Agent for Service)

                                (612) 797-6100
         (Telephone Number, Including Area Code, of Agent for Service)

                        CALCULATION OF REGISTRATION FEE

====================================================================================================================================
                                                             Proposed                 Proposed
    Title of Securities       Amount to be Registered    Maximum Offering    Maximum Aggregate Offering         Amount of
    to be Registered                   (1)             Price Per Share (2)           Price (2)              Registration Fee
====================================================================================================================================
Common Stock,
par value $0.01                  2,150,000 shares          $3.9063                  $8,398,545                    $2,546
per share
====================================================================================================================================

(1) This Registration Statement relates to an additional 2,150,000 shares of Common Stock to be offered pursuant to the 1992 Employee Stock Purchase Plan, for which plan 3,250,000 shares have previously been registered pursuant to the Registrant's Registration Statements Nos. 33-83262, 33-48944 and 33-68372.

(2) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, based on the average of the high and low sale prices per share of the Registrant's Common Stock as reported on the NASDAQ National Market System on July 21, 1997.

                                    PART II

           INFORMATION REQUIRED BY GENERAL INSTRUCTION E TO FORM S-8


1.   Incorporation by Reference.

     The contents of the Registrant's Registration Statements No. 33-83262, 33-48944 and 33-68372 are incorporated in this Registration Statement by reference.

2.   Exhibits (Required Opinions and Consents).

     Exhibit   Description
     -------   -----------

     5         Opinion of Faegre & Benson, Corporate Counsel to the Company.

     23.1 Consent of Faegre & Benson to the filing of its opinion as an exhibit to this Registration Statement (included in Exhibit 5).

     23.2      Consent of KPMG Peat Marwick LLP.

     24        Power of Attorney authorizing Thomas G. Hudson and Jeffrey A.
               Bertelsen, and each or either of them, to sign and file all amendments and exhibits to this Registration Statement and any and all applications and instruments pertaining to the registration of the securities covered hereby on behalf of the directors and officers of the Company (included as part of the signature page of this Registration Statement).

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on June 24, 1997.

                              COMPUTER NETWORK TECHNOLOGY CORPORATION


                                    By:  /s/ Thomas G. Hudson
                                         --------------------------------------
                                         Thomas G. Hudson, President and Chief
                                                  Executive Officer,
                                          and Acting Chief Financial Officer


     Each of the undersigned officers and directors of Computer Network Technology Corporation hereby appoints Thomas G. Hudson and Jeffrey A. Bertelsen, and each or either of them, as attorneys and agents for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933, as amended, any and all amendments (including post-effective amendments) and exhibits to this Registration Statement and any and all applications and instruments pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary or desirable.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

         Signature                          Title                      Date
         ---------                          -----                      ----

/s/ Thomas G. Hudson
---------------------------
Thomas G. Hudson             President and Chief Executive         June 24, 1997
                             Officer, and Acting Chief Financial
                             Officer (Principal Executive and
                             Financial Officer) and Director
/s/ Jeffrey A. Bertelsen
---------------------------
Jeffrey A. Bertelsen         Corporate Controller and Treasurer    June 24, 1997
                             (Principal Accounting Officer)
/s/ Erwin A. Kelen
---------------------------
Erwin A. Kelen               Director                              June 24, 1997

/s/ Lawrence Perlman
---------------------------
Lawrence Perlman             Director                              June 24, 1997

/s/ John A. Rollwagen
---------------------------
John A. Rollwagen            Director                              June 24, 1997


                               INDEX TO EXHIBITS


Exhibit                                                                  Page
-------                                                                  ----

5         Opinion of Faegre & Benson, Corporate Counsel to the Company..

23.1 Consent of Faegre & Benson to the filing of its opinion as an exhibit to this Registration Statement (included in Exhibit 5).

23.2      Consent of KPMG Peat Marwick LLP..............................

24        Power of Attorney authorizing Thomas G. Hudson and Jeffrey A.
          Bertelsen, and each or either of them, to sign and file all amendments and exhibits to this Registration Statement and any and all applications and instruments pertaining to the registration of the securities covered hereby on behalf of the directors and officers of the Company (included as part of the signature page of this Registration Statement).